Investor Relations: Todd Taylor	Media Relations: Timothy G. Weir, APR
Email: ttaylor@accuridecorp.com	Email: tweir@accuridecorp.com
Phone: (812) 962-5105	Phone: (812) 962-5128

FOR IMMEDIATE RELEASE

Accuride Reports First Quarter 2016 Results
	First Quarter 2016 Results:
o	Net loss of $4.7 million, or $0.10 per share
o	Net sales of $160.9 million, down 12.4 percent from the first quarter of 2015
o	Adjusted EBITDA of $15.0 million, down 29.6 percent from the first quarter of 2015
	Full-year financial guidance remains unchanged

EVANSVILLE, Ind. – May 3, 2016 – Accuride Corporation (NYSE: ACW) – a leading supplier of components to the North American and European commercial vehicle industries – today reported financial results for the first quarter ended March 31, 2016.

"Overall, our first quarter results were within our expectations," said Rick Dauch, Accuride President and CEO. "Our North American facilities continue to operate at world class levels producing industry-leading products at superior lead times, while we carefully managed working capital and cash. This was a challenging task, as the team dealt with several headwinds including the onset of lower North American Class 8 truck demand and ongoing weakness in Brillion's end markets, as well as the anticipated results of our Gianetti Ruote business now in the early stages of its 'Fix & Grow' turnaround plan.

"Looking ahead, production in the medium-duty segment is expected to remain healthy while the trailer segment is projected to be flat to slightly down compared to 2015. The overall stability of these two market segments, along with our increased share position in the aftermarket, should help mitigate some of the 27 percent decline expected in North American Class 8 production this year. To proactively address the forecasted decline in volumes in both our commercial vehicle and industrial end markets, we took aggressive actions in the first quarter to align our cost run-rate to the anticipated lower volumes by adjusting our plant schedules and staffing levels. In addition, we reduced corporate headcount, are aggressively managing corporate  spending for 2016  and lowering capital expenditures by $5 million. The combined strength in the North American medium-duty and trailer markets in conjunction with these corrective actions are the primary reason we are maintaining our key financial guidance ranges for 2016.  Within this context, we will continue to pursue opportunities to expand share and drive profitable growth in 2016 and beyond."

First Quarter 2016 Results
First quarter 2016 net sales were $160.9 million, down $22.7 million or 12.4 percent, from the same period a year ago.
The decrease was driven by $19.4 million related to the continued softness in demand at our Brillion business unit, $12.8 million in pricing related to the pass-through of lower raw material costs and $4.9 million due to lower demand in North America wheels. Partially offsetting those decreases were $10.4 million in net sales related to our majority investment in Gianetti Ruote and $4.0 million from increased market share at Gunite.

Accuride's operating income was $2.4 million for the quarter, compared to operating income of $9.3 million in the first quarter of 2015. This was primarily due to the incremental margin loss on the lower demand in our Wheels and Brillion business units and the planned negative operating margin in the Gianetti business. The Company reported a net loss from continuing operations attributable to shareholders of $4.7 million, or a negative $0.10 per share, compared to a net loss of $0.6 million, or a negative $0.01 per share, in the first quarter of 2015.  First quarter Adjusted EBITDA was $15.0 million, or 9.3 percent of net sales, compared to $21.3 million, or 11.6 percent of net sales, in the same quarter of 2015.

First Quarter Business Segment Results

Wheels
Wheels segment net sales were $105.4 million, down $3.0 million, or 2.7 percent, from the same period in 2015. The first quarter of 2016 included $10.4 million in net sales related to our majority investment in Gianetti that occurred in November 2015.  Excluding the net sales from Gianetti, the Wheels segment net sales were down $13.4 million, or 12.4 percent, from the same period in 2015. The decrease in net sales was primarily due to price decreases related to the pass-through of lower raw material costs and weaker demand within the Class 8 market segment in North America. The Wheels segment Adjusted EBITDA was $20.7 million which was a decrease of $1.5 million, or 6.7 percent, from the first quarter of 2015.

Gunite
Gunite segment net sales of $38.7 million were up $1.0 million, or 2.6 percent, from the first quarter of 2015. This increase is attributable primarily to increased market share in aftermarket brake drums, partially offset by price decreases related to the pass-through of lower raw material costs. Gunite's Adjusted EBITDA was $4.5 million, which was an increase of $0.4 million, or 9.8 percent from the first quarter of 2015.

Brillion Iron Works
Brillion Iron Works segment net sales of $16.8 million were down $20.8 million, or 55.2 percent, from the first quarter of 2015. This was primarily due to reduced end market demand from customers in the oil and gas, agricultural and mining markets. Brillion's Adjusted EBITDA was a negative $2.2 million, a decrease of $5.6 million, from the first quarter of 2015.  Brillion's lower cost structure and recent capital investments have allowed it to earn additional new business that is scheduled to ramp up in the second half of 2016 and will help offset continued weakness in end market demand.

Liquidity and Debt
As of March 31, 2016, total debt was $323.8 million, consisting of $304.7 million of our outstanding 9.5% senior secured notes, net of discount and debt issuance costs, $8.7 million in short term obligations related to our majority interest in Gianetti and $10.3 million drawn on our ABL Credit Facility.  As of March 31, 2016, Accuride had $18.5 million of cash plus $43.3 million in availability under its ABL Credit Facility for total liquidity of $61.8 million.

2016 Financial Guidance
As previously communicated, Accuride expects 2016 revenue to be in the range of $650 million to $700 million, with Adjusted EBITDA in the range of $65 million to $80 million. Accuride also expects free cash flow for 2016 to be roughly breakeven. The Company is basing these expectations for its 2016 guidance on the following projections for North American commercial vehicle production and other key assumptions for the year:

·	North American Class 8 production levels in the range of 220,000 to 240,000 units
·	North American Class 5-7 production levels in the range of 220,000 to 240,000 units
·	North American Trailer production in the range of 270,000 to 290,000 units
·	European heavy and medium-duty truck builds in the range of 510,000 to 530,000 units
·	Commercial vehicle aftermarket generally flat versus prior year
·	Brillion business unit net sales down 10 percent to 15 percent versus prior year
·	Full year consolidation of Gianetti Ruote

Earnings Conference Call Information
Accuride will host a conference call to discuss the financial and operational results of its First Quarter Fiscal Year 2016 on Tuesday, May 3, 2016, beginning at 9:00 a.m. CDT.  Analysts and investors may access the conference call by dialing (877) 543-8122 in the United States, or (615) 247-0091 internationally, and using participant code 96162725.  A live webcast of the call will be available at the Accuride website Investors section: www.AccurideCorp.com/investors.  A replay will be available from noon CDT on May 3, 2016 until 11:59 p.m. CDT, May 10, 2016, by calling (855) 859-2056 in the United States, or (404) 537-3406 internationally, using access code 96162725.

About Accuride Corporation
With headquarters in Evansville, Ind., USA, Accuride Corporation is a leading supplier of components to the North American and European commercial vehicle industries.  The company's products include commercial vehicle wheels; wheel-end components and assemblies; and specialty cast-iron components for a range of agricultural, construction and mining, and oil and gas equipment applications.  The company's products are marketed under its brand names, which include Accuride®, Accuride Wheel End Solutions™, Gunite®, Gianetti Ruote™ and Brillion™.  Accuride's common stock trades on the New York Stock Exchange under the ticker symbol ACW. For more information, visit the Company's website at http://www.accuridecorp.com.

Forward-Looking Statements
Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Accuride's expectations, hopes, beliefs, and intentions with respect to future results. Such statements are subject to the impact on Accuride's business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Accuride's Securities and Exchange Commission filings, including those described in Item 1A of Accuride's Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Any forward-looking statement reflects only Accuride's belief at the time the statement is made. Although Accuride believes that the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee its future results, levels of activity, performance or achievements. Except as required by law, Accuride undertakes no obligation to update any forward-looking statements to reflect events or developments after the date of this news release.

Three Months Operating Results
(UNAUDITED)

	Three Months Ended March 31,
(Dollars in thousands)	2016		2015

Net sales:
Wheels	$105,383	65.5%	$108,336	59.0%
Gunite	38,713	24.1%	37,740	20.5%
Brillion Iron Works	16,846	10.5%	37,583	20.5%
Total net sales	$160,942	100.1%	$183,659	100.0%

Gross Profit	$15,299	9.5%	$20,931	11.4%

Income (Loss) from Operations:
Wheels	$11,150	10.6%	$13,252	12.2%
Gunite	3,059	7.9%	2,741	7.3%
Brillion Iron Works	(3,369)	(20.0)%	2,196	5.8%
Corporate / Other	(8,422)	—	(8,861)	—
Consolidated Total	$2,418	1.5%	$9,328	5.1%

Adjusted EBITDA:
Wheels	$20,731	19.7%	$22,229	20.5%
Gunite	4,468	11.5%	4,076	10.8%
Brillion Iron Works	(2,228)	(13.2)%	3,381	9.0%
Corporate / Other	(7,985)	—	(8,401)	—
Consolidated Total	$14,986	9.3%	$21,285	11.6%

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ACCURIDE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended March 31,
(In thousands except per share data)	2016	2015

NET SALES	$160,942	$183,659
COST OF GOODS SOLD	145,643	162,728
GROSS PROFIT	15,299	20,931
OPERATING EXPENSES:
Selling, general and administrative	12,881	11,603
INCOME FROM OPERATIONS	2,418	9,328
OTHER INCOME (EXPENSE):
Interest expense, net	(8,401)	(8,350)
Other income (loss), net	1,061	(1,172)
LOSS BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	(4,922)	(194)
INCOME TAX PROVISION	301	386
LOSS FROM CONTINUING OPERATIONS	(5,223)	(580)
DISCONTINUED OPERATIONS, NET OF TAX	—	(8)
NET LOSS	(5,223)	(588)
NET LOSS ATTRIBUTABLE TO NONCONTROLLING MINORITY INTEREST	(479)	—
NET LOSS ATTRIBUTABLE TO STOCKHOLDERS	$(4,744)	$(588)
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
Defined benefit plans and foreign currency	(749)	1,274
COMPREHENSIVE INCOME (LOSS)	$(5,493)	$686

EARNINGS PER SHARE ATTRIBUTABLE TO STOCKHOLDERS
Weighted average common shares outstanding—basic	48,100	47,822
Basic loss per share-continuing operations	(0.10)	(0.01)
Basic loss per share-discontinued operations	—	—
Basic loss per share	$(0.10)	$(0.01)
Weighted average common shares outstanding—diluted	48,100	47,822
Diluted loss per share-continuing operations	(0.10)	(0.01)
Diluted loss per share-discontinued operations	—	—
Diluted loss per share	$(0.10)	$(0.01)

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ACCURIDE CORPORATION
CONSOLIDATED ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended Marchr 31,
(In thousands)	2016	2015

Net income (loss)	$(5,223)	$(588)
Income tax provision	301	386
Interest expense, net	8,401	8,350
Depreciation and amortization	11,015	10,596
Noncontrolling interest	355	—
Restructuring, severance and other charges[1]	584	708
Other items related to our credit agreement[2]	(447)	1,833
Adjusted EBITDA	$14,986	$21,285

Note:
1)
For the three months ended March 31, 2016, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, noncontrolling interest in subsidiaries, plus $0.6 million in costs associated with restructuring items. For the three months ended March 31, 2015, Adjusted EBITDA represents net income before net interest expense, income tax benefit, depreciation and amortization, plus $0.7 million in costs associated with restructuring items.

2)
Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride's senior credit facility. For the three months ended March 31, 2016, items related to our credit agreement consisted of foreign currency losses/(gains) and other income or expenses of $(0.5) million. For the three months ended March 31, 2015, items related to our credit agreement consisted of foreign currency losses/(gains) and other income or expenses of $1.8 million.

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ACCURIDE CORPORATION
SEGMENT ADJUSTED EBITDA RECONCILIATION
(UNAUDITED)

	Three Months Ended March 31, 2016
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$11,150	$8,026	$1,555	$20,731
Gunite	3,059	1,159	250	4,468
Brillion Iron Works	(3,369)	1,111	30	(2,228)
Corporate / Other	(8,422)	719	(282)	(7,985)
Discontinued Operations	—	—	—	—
Consolidated Total	$2,418	$11,015	$1,553	$14,986

	Three Months Ended March 31, 2015
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$13,252	$7,777	$1,200	$22,229
Gunite	2,741	1,085	250	4,076
Brillion Iron Works	2,196	1,155	30	3,381
Corporate / Other	(8,861)	569	(109)	(8,401)
Discontinued Operations	(10)	10	—	—
Consolidated Total	$9,318	$10,596	$1,371	$21,285

We define Adjusted EBITDA as our net income or loss before income tax expense or benefit, interest expense, net, depreciation and amortization, noncontrolling interest in subsidiaries, restructuring, severance, and other charges, impairment, and currency losses, net. Adjusted EBITDA has been included because we believe that it is useful for us and our investors to measure our ability to provide cash flows to meet debt service. Adjusted EBITDA should not be considered an alternative to net income (loss) or other traditional indicators of operating performance and cash flows determined in accordance with accounting principles generally accepted in the United States ("GAAP"). We present the table of Adjusted EBITDA because covenants in the agreements governing our material indebtedness contain ratios based on this measure on a quarterly basis. While Adjusted EBITDA is used as a measure of liquidity and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculations.

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ACCURIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	December 31,
(In thousands)	2016	2015

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$18,456	$29,759
Customer and other receivables	72,275	65,980
Inventories	40,923	47,792
Other current assets	7,849	8,399
Total current assets	139,503	151,930
PROPERTY, PLANT AND EQUIPMENT, net	220,472	224,762
OTHER ASSETS:
Goodwill and other assets	226,695	226,927
TOTAL	$586,670	$603,619
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$59,701	$71,782
Short term debt obligations	8,689	10,286
Other current liabilities	32,408	39,830
Total current liabilities	100,798	121,898
LONG-TERM DEBT	315,020	304,254
OTHER LIABILITIES	105,618	106,613
STOCKHOLDERS' EQUITY:
Total stockholders' equity	65,234	70,854
TOTAL	$586,670	$603,619